Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) [x]

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

240 Greenwich Street, New York, N.Y. 10286

(Address of principal executive offices, including zip code)

SYNCHRONY CARD ISSUANCE TRUST (Exact name of obligor as specified in its charter)
Delaware	82-3295851

(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

SYNCHRONY CARD FUNDING LLC

(Exact name of registrant as specified in its charter)
(Depositor for the Issuing Entity)

Delaware (State or other jurisdiction of incorporation or organization)	82-3295851 (I.R.S. employer identification no.)

777 Long Ridge Road Stamford, CT (Address of principal executive offices) (Zip code)	06902 (Zip code)

SynchronySeries Asset Backed Notes
(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of the Department of Financial Services of the State of New York

One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223

Federal Reserve Bank of New York

33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation

550 17th Street, NW, Washington, D.C. 20429

The Clearing House Association L.L.C

100 Broad Street, New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation:

None.

ITEM 16. LIST OF EXHIBITS.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229494).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 17th day of July, 2024.

THE BANK OF NEW YORK MELLON

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business March 31, 2024, published in accordance with Federal regulatory authority instructions.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,941
Interest-bearing balances Securities:	357,485
Held-to-maturity securities	0
Available-for-sale debt securities	528
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment,net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,163
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	102,764
Total assets	$1,333,194

LIABILITIES
Deposits:
In domestic offices	1,444
Noninterest-bearing	1,444
Interest-bearing	0
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	276,687
Total liabilities	278,131
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	106,705
Not available
Retained earnings	947,358
Accumulated other comprehensive income	0
Other equity capital components	0
Not available
Total bank equity capital	1,055,063
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,055,063
Total liabilities and equity capital	1,333,194

I, Janice Shell, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Janice Shell       )      CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President                    )

Loretta A. Lundberg, Managing Director     )     Directors (Trustees)

Cathleen M. Sokolowski, Managing Director)

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